Exhibit 99.1
Open Lending Reports Third Quarter 2023 Financial Results

AUSTIN, Texas, November 7, 2023 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its third quarter of 2023.

“During the quarter, we continued to focus on positioning ourselves for the future by making thoughtful investments in our business. We believe this positions us well to capture pent-up demand when the industry inevitably recovers,” said Keith Jezek, CEO of Open Lending. “I remain excited about the future of Open Lending as we have a substantial total addressable market, a unique business model, strong value proposition and significant growth opportunities. In addition, we have a strong balance sheet, no near-term debt maturities and generate positive cash flow, all of which afford us the resilience to navigate current challenging market conditions.”

Three Months Ended September 30, 2023 Highlights
•The Company facilitated 29,959 certified loans during the third quarter of 2023, compared to 42,186 certified loans in the third quarter of 2022.
•Total revenue was $26.0 million during the third quarter of 2023, compared to $50.7 million in the third quarter of 2022. The third quarter of 2023 was impacted by an $8.1 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $1.7 million increase for the third quarter of 2022.
•Gross profit was $20.6 million during the third quarter of 2023, compared to $45.5 million in the third quarter of 2022.
•Net income was $3.0 million during the third quarter of 2023, compared to $24.5 million in the third quarter of 2022.
•Adjusted EBITDA was $10.3 million during the third quarter of 2023, compared to $29.4 million in the third quarter of 2022.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2023 Outlook
Based on trends into fourth quarter of 2023, the Company is issuing guidance ranges as follows:

Total Certified Loans	22,000 - 26,000
Total Revenue	$25 - $29 million
Adjusted EBITDA	$11 - $14 million

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.

Conference Call
Open Lending will host a conference call to discuss the third quarter 2023 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471; the conference ID is 13741179. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “Fourth Quarter 2023 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; failure to realize the anticipated benefits of the business combination with Nebula Acquisition Corporation; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, Adjusted EBITDA margin and Adjusted operating cash flows internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue. Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.

Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$232,608	$204,450
Restricted cash	5,803	4,069
Accounts receivable, net	5,266	5,721
Current contract assets, net	37,850	54,429
Income tax receivable	9,192	9,714
Other current assets	3,137	2,361
Total current assets	293,856	280,744
Property and equipment, net	3,713	2,573
Operating lease right-of-use asset, net	4,149	4,610
Contract assets	11,381	21,001
Deferred tax asset, net	64,742	65,128
Other assets	5,539	5,575
Total assets	$383,380	$379,631
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$221	$288
Accrued expenses	9,302	6,388
Current portion of debt	3,750	3,750
Third-party claims administration liability	5,804	4,055
Other current liabilities	896	626
Total current liabilities	19,973	15,107
Long-term debt, net of deferred financing costs	141,139	143,683
Operating lease liabilities	3,617	4,082
Other liabilities	3,926	3,935
Total liabilities	168,655	166,807
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 119,499,504 shares outstanding as of September 30, 2023 and 128,198,185 shares issued and 123,646,059 shares outstanding as of December 31, 2022	1,282	1,282
Additional paid-in capital	503,981	499,625
Accumulated deficit	(188,907)	(215,819)
Treasury stock at cost, 8,698,681 shares at September 30, 2023 and 4,552,126 at December 31, 2022	(101,631)	(72,264)
Total stockholders’ equity	214,725	212,824
Total liabilities and stockholders’ equity	$383,380	$379,631

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Profit share	$8,022	$26,523	$44,433	$83,990
Program fees	15,416	21,845	50,610	62,302
Claims administration and other service fees	2,568	2,293	7,478	6,481
Total revenue	26,006	50,661	102,521	152,773
Cost of services	5,369	5,199	16,917	15,072
Gross profit	20,637	45,462	85,604	137,701
Operating expenses
General and administrative	9,875	9,335	31,041	24,785
Selling and marketing	4,509	5,981	13,136	13,708
Research and development	1,717	2,355	4,075	6,366
Total operating expenses	16,101	17,671	48,252	44,859
Operating income	4,536	27,791	37,352	92,842
Interest expense	(2,799)	(1,608)	(7,841)	(3,535)
Interest income	2,801	321	7,317	368
Other expense, net	(3)	(239)	(9)	(239)
Income before income taxes	4,535	26,265	36,819	89,436
Income tax expense	1,532	1,736	9,907	18,627
Net income	$3,003	$24,529	$26,912	$70,809
Net income per common share
Basic	$0.02	$0.19	$0.22	$0.56
Diluted	$0.02	$0.19	$0.22	$0.56
Weighted average common shares outstanding
Basic	120,217,857	126,228,723	121,318,872	126,222,084
Diluted	121,298,880	126,228,723	122,065,718	126,222,415

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$26,912	$70,809
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	6,826	3,564
Depreciation and amortization of property and equipment	824	680
Amortization of debt issuance costs	319	265
Non-cash operating lease cost	461	431
Deferred income taxes	386	(7,860)
Other	10	—
Changes in assets & liabilities:
Accounts receivable, net	455	(129)
Contract assets, net	26,199	13,016
Other current and non-current assets	(789)	1,331
Accounts payable	(67)	(1,101)
Accrued expenses	2,299	4,849
Income tax receivable, net	513	(984)
Operating lease liabilities	(412)	(363)
Third-party claims administration liability	1,749	308
Other current and non-current liabilities	218	181
Net cash provided by operating activities	65,903	84,997
Cash flows from investing activities
Purchase of property and equipment	(103)	(222)
Capitalized software development costs	(1,485)	(415)
Net cash used in investing activities	(1,588)	(637)
Cash flows from financing activities
Proceeds from term loans	—	150,000
Payments on term loans	(2,813)	(122,656)
Payments on revolving facility	—	(25,000)
Payment of deferred financing cost	—	(976)
Shares repurchased	(31,322)	—
Shares withheld for taxes related to restricted stock units	(288)	(81)
Net cash (used in) provided by financing activities	(34,423)	1,287
Net change in cash and cash equivalents and restricted cash	29,892	85,647
Cash and cash equivalents and restricted cash at the beginning of the period	208,519	119,509
Cash and cash equivalents and restricted cash at the end of the period	$238,411	$205,156
Supplemental disclosure of cash flow information:
Interest paid	$7,593	$2,859
Income tax paid, net	$9,008	$27,471
Non-cash investing and financing:
Property and equipment accrued but not paid	$2	$5
Share-based compensation for capitalized software development	$63	$—
Capitalized software development costs accrued but not paid	$230	$—
Accrued excise tax associated with share repurchases	$290	$—

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$3,003	$24,529	$26,912	$70,809
Non-GAAP adjustments:
Interest expense	2,799	1,608	7,841	3,535
Income tax expense	1,532	1,736	9,907	18,627
Depreciation and amortization of property and equipment	328	233	824	680
Share-based compensation	2,663	1,295	6,826	3,564
Total adjustments	7,322	4,872	25,398	26,406
Adjusted EBITDA	$10,325	$29,401	$52,310	$97,215
Total revenue	$26,006	$50,661	$102,521	$152,773
Adjusted EBITDA margin	40%	58%	51%	64%

Adjusted operating cash flows(1)
Adjusted EBITDA	$10,325	$29,401	$52,310	$97,215
CAPEX	(745)	(273)	(1,588)	(637)
Decrease (increase) in contract assets, net	10,424	6,808	26,199	13,016
Adjusted operating cash flows	$20,004	$35,936	$76,921	$109,594
(1) Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.